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                                                                     EXHIBIT 3.7
                                                                     -----------

                           CERTIFICATE OF FORMATION
                                      OF
                         MLP ENVIRONMENTAL MUSIC, LLC

THIS CERTIFICATE OF FORMATION of MLP ENVIRONMENTAL MUSIC, L.L.C., a Washington limited liability company, dated December 23, 1998, is filed, pursuant to Chapter 25.15 of the Revised Code of Washington, by the undersigned for the purpose of forming a limited liability company.

     1.   Name. The name of the limited liability company is MLP Environmental
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Music, LLC.

     2.   Name and Address of Registered Agent. The name of the initial
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registered agent for service of process on the limited liability company is
Louisa Barash and the address of the initial registered office is 701 Fifth Avenue, Suite 6100, Seattle, WA 98104.

     3.   Principal Place of Business. The address of the principal place of
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business of the limited liability company is 2901 Third Avenue, Seattle, WA
98121.

     4.   Date of Dissolution. The limited liability company agreement specifies
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that the company shall have perpetual existence.

     5.   Management. The management of the limited liability company is vested
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in its sole member.

     6.   Name and Address of Authorized Person. The name and address of the
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person executing this certificate is Charles A. Saldarini, 2901 3RD AVE.,
SEATTLE WA 98121.

     7.   Effective Date. This Certificate shall be effective upon filing.
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     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.


                              AUTHORIZED PERSON:


                              /s/ Charles A. Saldarini
                              ------------------------
                              Charles A. Saldarini